Exhibit 99.1

News

Investor Contact: Mary Dean Hall Senior Vice President, Chief Financial Officer and Treasurer hallm@quakerchem.com T.+1.610.832.4000	Media Contact: Melissa McClain Director, Global Communications mcclainm@quakerchem.com T. +1.610.832.7809

For Release: Immediate

Leaders in Industrial Process Fluids Combine

to Form Quaker Houghton

•	Cost synergies estimate increased to $60 million from $45 million
•	Combination enables continued above-market growth
•	New executive team and Board members named
•	Company expects its adjusted EBITDA to be over $300 million after two years

CONSHOHOCKEN, PA (August 1, 2019) /PRNewswire/ Quaker Chemical Corporation and Houghton International have combined to create Quaker Houghton (NYSE: KWR), the global leader in industrial process fluids to the primary metals and metalworking markets. Along with the new name, the company revealed a new logo and brand representing the combined companies. The company will continue to be listed on the New York Stock Exchange and trade under the "KWR" ticker symbol.

A Strategic Combination is Formed

The combined $1.6 billion revenue company employs 4,000 associates serving 15,000 customers worldwide. Quaker was founded in 1918 and Houghton in 1865.

“We are rooted in companies commonly acknowledged as authorities in industrial fluids and valued experts in customer processes,” said Michael F. Barry, Chairman, Chief Executive Officer, and President of the new company. Mr. Barry, who previously served Quaker Chemical in similar capacities, went on to say, “Our similar cultures and values, combined with the talent and resources we bring to Quaker Houghton, create exciting opportunities to deliver innovative solutions that will help our customers’ operations run even more efficiently and effectively.”

The company’s combined breadth of product and service offerings can be found in end-markets such as aerospace, aluminum, automotive, machinery, can manufacturing, industrial parts manufacturing, mining, offshore, steel, and tube and pipe industries.

With its expanded products and services portfolio, the company expects that cross-selling opportunities will facilitate continued above-market growth. Specific products the company offers include metal cutting and forming fluids, corrosion protection fluids, specialty hydraulic fluids, and steel and aluminum rolling oils. In addition, legacy-Houghton customers will benefit from Quaker’s strength in specialty greases, high-pressure die casting, mining specialties, surface treatment and bio-based lubricants, while legacy-Quaker customers will now have access to Houghton’s heat treatment quenchants, offshore hydraulic fluids, metal finishing products, and a broader metal removal fluids portfolio.

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“Our foundation will be the same customer-intimate operating model that has been key to the success of our customers,” Mr. Barry said. “Moving forward together, we will draw upon our rich history and shared expertise to enhance our product and service offerings and continue to deliver value-added service expertise to our customers.”

Value Creation for Shareholders

The combination of Quaker Chemical and Houghton International nearly doubles the size of either company with trailing twelve month revenue as of June 30, 2019 of $1.6 billion. For additional information regarding historical financial performance of Quaker, Houghton, and proforma for the combined company, please see the investor presentation furnished concurrently with this press release.

The company expects to achieve significant cost reductions as a result of the combination and has increased its estimate of cost synergies to $60 million from $45 million. The cost synergies are broad based and are expected to come from three major areas: Asset Optimization (17%), Logistics and Procurement (35%) and Operational Efficiencies (48%). The cost synergies are expected to be fully realized on a run-rate basis by the end of year two; with ~$20 million being achieved in year one, ~$45 million in year two and the full $60 million in year three, reflecting 100% achievement as the company exits year two. On a calendar year basis, the cost synergies achieved are estimated to be ~$5 million in 2019, ~$35 million in 2020, ~$50 million in 2021, and $60 million in 2022. The company has utilized a top consulting firm over the past two years to help with its integration planning efforts and they will continue to assist the company during the integration.

In addition to cost synergies, the company expects that its growth strategy will create additional value over time. Revenue-based synergies, such as cross-selling, will be an important contributor to growth going forward. The legacy product portfolios of both Quaker and Houghton can now be offered to the combined, complementary customer base, where 14,000 of the 15,000 total customers are unique to one company or the other. The company believes the revenue synergies are achievable and will be significant over time, beginning after year one. In the first year, the company’s focus will be to maintain service levels for its customers and ensure no supply chain disruptions, while successfully executing its integration plans. In year two, the revenue synergies will begin to be visible as the company expects to grow above the market by 2% to 4% as it has in the past.

The company also expects to continue to grow through acquisitions which remain part of its core growth strategy. In the short term, the company will focus on paying down debt, but will continue to consider smaller acquisitions that can create value. Both Quaker and Houghton have long histories of building value through acquisitions.

“Today is a historic day for our businesses,” Mr. Barry said. “We are finally beginning our journey as Quaker Houghton, and are now the leading global supplier of industrial process fluids to the metals and metalworking markets. Two years from now, we expect to have an enterprise that will be integrated and generating over $300 million of adjusted EBITDA on a going-forward basis. More importantly, we will be well-positioned to continue to achieve above-market growth organically driven by our differentiated business model and the cross-selling opportunities created by our combination.”

Mr. Barry continued, “While we are certainly a leader in our chosen markets, there is significant growth potential for this new company. We estimate that Quaker Houghton’s revenue of $1.6 billion represents less than 20% market share in a more than ten billion dollar addressable market. The near-doubling of the size of the company today gives us greater scale to invest in new technologies and make future acquisitions. We are very excited about the future and the opportunities that lie ahead for Quaker Houghton and what it means for our customers, our employees, and our shareholders.”

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Transaction Details

The final purchase consideration at closing of the combination was comprised of: 1) approximately $170.8 million in cash; 2) the issuance of approximately 4.3 million shares of common stock to the Hinduja Group and other former owners of Houghton International, comprising 24.5% of the stock of the combined company; and 3) the refinancing of approximately $660 million of Houghton net indebtedness. This purchase consideration does not reflect the cash proceeds from the required divestiture which is discussed below.

To fund the purchase, the company borrowed a total of $930 million at close under its new $1.15 billion credit facility as follows: 1) $600 million U.S. dollar term loan; 2) $150 million (equivalent) euro term loan; and 3) $180 million revolving credit borrowing. The term loans and the multi-currency revolving credit facility each have a five-year maturity, and the revolving credit facility has remaining availability of approximately $220 million for additional liquidity. The company estimates that its annual interest expense at today’s interest rates, including the cost to convert a portion of the term loan to a fixed rate as required by the lenders, will be in the range of 3.4-3.6%.

In addition, the company divested certain product lines at closing in compliance with the United States Federal Trade Commission and European Commission requirements. The company received approximately $37 million from the buyer, Total S.A., at close. The revenue of the divested product lines was approximately $50 million, approximately 3% of the combined company’s revenue.

Leadership and Governance

In addition to Mr. Barry, Quaker Houghton’s management includes existing leaders from both legacy companies. The newly formed executive leadership team is comprised of:

Business Leaders

•	Joseph A. Berquist, SVP, Global Specialty Businesses & Chief Strategy Officer
•	Jeewat Bijlani, SVP, Managing Director – Americas
•	Dieter Laininger, SVP, Managing Director – APAC
•	Adrian Steeples, SVP, Managing Director – EMEA

Global Functional Leaders

•	Mary Dean Hall, SVP, Chief Financial Officer & Treasurer
•	Kym Johnson, SVP, Global Human Resources, CHRO
•	Wilbert Platzer, SVP, Global Operations, EHS & Procurement
•	Dr. Dave Slinkman, SVP, Chief Technology Officer
•	Robert T. Traub, SVP, General Counsel & Corporate Secretary

Quaker Houghton now has an 11-member Board of Directors, consisting of the eight directors from Quaker Chemical and three directors nominated by the Hinduja Group.  The three new independent directors of Quaker Houghton are the following former Board members of Houghton International:

•	Sanjay Hinduja
•	Ramaswami Seshasayee
•	Michael J. Shannon

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Conference Call and Webcast Information

Quaker Houghton has scheduled an investor call beginning at 7:30 a.m. Eastern time on Friday, August 2, 2019 to discuss Quaker’s second quarter performance and the closing of the combination. The call can be accessed in the following ways:

Teleconference:	August 2, 2019, 7:30 a.m. (ET) Participate live by phone or listen to live audio webcast through the Investor Relations section of either www.quakerhoughton.com or www.quakerchem.com
Dial-in Number:	+1 877-269-7756 Please call 5-10 minutes prior to the scheduled start of call. No password required.
If unable to participate live, select from one of the following replay options:
Digital Replay:	Available through August 8, 2019 Call +1 877-660-6853 (toll free); Conference ID No. 13692496
Archived Webcast:	Visit the Investor Relations section of either www.quakerhoughton.com or www.quakerchem.com

Non-GAAP Measures

The information included in this public release references certain non-GAAP (unaudited) financial measures. The Company presents EBITDA which is calculated as net income attributable to the Company before depreciation and amortization, interest expense, net, and taxes on income before equity in net income of associated companies. The Company also presents adjusted EBITDA which is calculated as EBITDA plus or minus certain items that are not indicative of future operating performance or not considered core to the Company’s operations. The Company believes the non-GAAP financial measures provide meaningful supplemental information as it enhances a reader’s understanding of the financial performance of the Company, are more indicative of future operating performance of the Company, and facilitate a better comparison among fiscal periods, as the non-GAAP financial measures exclude items that are not indicative of future operating performance or not considered core to the Company’s operations. Non-GAAP results are presented for supplemental informational purposes only and should not be considered a substitute for the financial information presented in accordance with GAAP.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in such statements. A major risk is that demand for the Company’s products and services is largely derived from the demand for its customers’ products, which subjects the Company to uncertainties related to downturns in a customer’s business and unanticipated customer production shutdowns. Other major risks and uncertainties include, but are not limited to, significant increases in raw material costs, customer financial stability, worldwide economic and political conditions, foreign currency fluctuations, significant changes in applicable tax rates and regulations, future terrorist attacks and other acts of violence. Other factors could also adversely affect us, including those related to the Houghton Combination and the integration of the combined company. For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to the Risk Factors detailed in Item 1A of our Form 10-K for the year ended December 31, 2018, the proxy statement the Company filed on July 31, 2017 and in our quarterly and other reports filed from time to time with the Securities and Exchange Commission. Therefore, we caution you not to place undue reliance on our forward-looking statements. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

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About Quaker Houghton

Quaker Houghton (NYSE: KWR) is the global leader in industrial process fluids. With a robust presence around the world, including operations in over 25 countries, our customers include thousands of the world’s most advanced and specialized steel, aluminum, automotive, aerospace, offshore, can, mining, and metalworking companies. Our high-performing, innovative and sustainable solutions are backed by best-in-class technology, deep process knowledge and customized services. With 4,000 employees, including chemists, engineers and industry experts, we partner with our customers to improve their operations so they can run even more efficiently, even more effectively, whatever comes next. Quaker Houghton is headquartered in Conshohocken, Pennsylvania, located near Philadelphia in the United States. Visit quakerhoughton.com to learn more.

quakerhoughton.com